SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    The Gabelli Global Multimedia Trust Inc.
                    ----------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



               Maryland                                         13-376-7317
-----------------------------------------                   --------------------
 (State of Incorporation or Organization)                    (I.R.S. Employer
                                                             Identification no.)

          One Corporate Center
              Rye, New York                                       10580-1422
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 (Address of principal executive offices)                         (zip code)



Securities to be registered pursuant to Section 12(b) of the Act:


                                                         Name of each exchange
Title of each class                                      on which each class is
to be so registered                                      to be registered
-------------------                                      ----------------------

6.00% Series B Cumulative                                New York Stock Exchange
Preferred Stock

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective
pursuant to General Instruction A.(c), check the following box.             [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.                                 [ ]

Securities Act registration statement file number to which this form relates:
333-102755

Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

The section captioned "Description of Series B Preferred and Series C Auction Rate Preferred" in the Registrant's form of Prospectus filed as part of the Registrant's Registration Statement on From N-2/A (No. 333-102755), dated March 21, 2003, is incorporated herein by refer ence.

Item 2. Exhibits.

The following exhibits have been filed with the Securi ties and Exchange
Commission:

(1)      Form of Certificate for Common Stock (a)

(2)      Articles of Incorporation of the Registrant (b)

(3)      Form Certificate for 7.92% Cumulative Preferred Stock (c)

(4) Form of Certificate for 6.00% Series B Cumulative Preferred Stock ("Series B Preferred") (d)

(5) Form of Certificate for Series C Auction Rate Cumulative Preferred Stock ("Series C Auction Rate Preferred") (e)

(6) Articles Supplementary defining the rights of holders of the Series B Preferred (f)

(7) Articles Supplementary defining the rights of holders of the Series C Auction Rate Preferred (g)

-----------------
(a) Incorporated by reference to Exhibit 2(d) to the Registrant's Registration Statement on Form N-2, File No. 811-8476, as filed with the Securities and Exchange Commission on July 8, 1994

(b) Incorporated by reference to Exhibit A to the Regis trant's Registration Statement on Form N-2, File No. 811-8476, as filed with the Securities and Exchange Commission on June 20, 1995

(c) Incorporated by reference to Exhibit D(1) to the Registrant's Registration Statement on Form N-2, File Nos. 333-25487 and 811-8476, as filed with the Securities and Exchange Commission on April 18, 1997.

(d) Incorporated by reference to Exhibit D(i)(b) to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 333-102755, as filed with the Securities and Exchange Commission on March 21, 2003

(e) Incorporated by reference to Exhibit D(i)(c) to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 333-102755, as filed with the Securities and Exchange Commission on March 21, 2003

(f) Incorporated by reference to Exhibit A(iii) to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 333-102755, as filed with the Securities and Exchange Commission on March 21, 2003

(g) Incorporated by reference to Exhibit A(iv) to the Registrant's Registration Statement on Form N-2, File Nos. 811-05715 and 333-102755, as filed with the Securities and Exchange Commission on March 21, 2003

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                            The Gabelli Global Multimedia Trust Inc.
                            ----------------------------------------
                                            (Registrant)

Date: March 27, 2003                By: /s/ Bruce N. Alpert
     -----------------                 -----------------------
                                       Name:  Bruce N. Alpert
                                       Title: President